EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO

In connection with the Quarterly Report of Alliance Distributors Holding Inc., a Delaware Corporation (the "Company"), on Form 10-Q for the quarter ended March 31, 2007, as filed with the Securities and Exchange Commission (the "Report"), Jay Gelman, Chief Executive Officer and Chairman of the Board, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2007

/s/ Jay Gelman
Jay Gelman CEO and Chairman of the Board